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                                   EXHIBIT 11

                            PROMUS HOTEL CORPORATION
                       COMPUTATIONS OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               THREE MONTHS ENDED             SIX MONTHS
                                                     JUNE 30,                ENDED JUNE 30,
                                              ---------------------       ---------------------
                                               1998          1999          1998          1999
                                              -------       -------       -------       -------
Net income ............................       $52,189       $45,683       $88,205       $79,725
                                              =======       =======       =======       =======
Basic Earnings per Share:
    Weighted average outstanding shares        87,202        80,995        86,773        82,219
                                              =======       =======       =======       =======
    Net income per basic share ........       $  0.60       $  0.56       $  1.02       $  0.97
                                              =======       =======       =======       =======

Diluted Earnings per Share:
    Weighted average outstanding shares        87,202        80,995        86,773        82,219
    Effect of dilutive securities:
       Stock options and warrants .....           935           271         1,057           334
                                              -------       -------       -------       -------
    Weighted average shares assuming
       Conversion .....................        88,137        81,266        87,830        82,553
                                              =======       =======       =======       =======
    Net income per diluted share ......       $  0.59       $  0.56       $  1.00       $  0.97
                                              =======       =======       =======       =======
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